UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2014

WMI Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Washington	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 THIRD AVENUE, SUITE 3000 SEATTLE, WASHINGTON		98101
(Address of Principal Executive Offices)		(Zip Code)

(206) 432-8887

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Transition Services Agreement

On December 11, 2014, WMI Holdings Corp. (the “Company”) and WMI Liquidating Trust (the “Trust”) entered into Amendment No. 2 to Transition Services Agreement (the “Amendment”) that amended and supplemented certain provisions of the Transition Services Agreement originally entered into on March 23, 2012 (as amended by the Amendment No. 1 to Transition Services Agreement, dated September 24, 2012, the “TSA”). The Amendment was primarily a result of the new Office Lease, dated December 14, 2014 (the “New Lease”), entered into by and between the Trust and 1201 TAB Owner, LLC, as landlord. Pursuant to the Amendment:

•	the Company will be liable for 50% of the rent under the New Lease, until the earlier to occur of (x) the Company notifying the Trust on or after April 30, 2015 that it no longer requires office space from the Trust, and (y) the New Lease being terminated in accordance with its terms;

•	the Company will pay new rates and other charges for services of the Trust and its employees under the TSA; and

•	the Company will no longer be required to provide any services to the Trust under the TSA.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

10.1	Amendment No. 2 to Transition Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI HOLDINGS CORP. (Registrant)

Date: December 16, 2014	By:	/s/ Charles Edward Smith
Name: Charles Edward Smith
Title: Interim Chief Executive Officer

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